UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Viking Global Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Greenway Plaza, Suite 1100, Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (281) 404-4387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on April 7, 2025, Viking Global Technologies, Inc. (the “Company”), then named Camber Energy, Inc., issued to FK Venture LLC (the “Investor”) an unsecured convertible promissory note in the original principal amount of $1,200,000, which bears interest at 10% per annum and had a maturity date of September 30, 2026 (the “FK Note”). On September 30, 2026, the Company and the Investor entered into Amendment No. 1 to the FK Note (the “Amendment”). The Amendment changes the maturity date of the FK Note to the earlier of (i) April 1, 2027 or (ii) the date on which, if applicable, the Company receives written notice of a default under any promissory note then outstanding in favor of the Company’s existing senior secured lender, if the default is not remedied within seven days after receipt of the notice (a “Senior P. Note Default”). The Company must promptly give the holder a copy of any such default notice. The Amendment deletes and replaces Section 1.2 of the FK Note so that the conversion price is $0.15 per share if there is no Senior P. Note Default, or $0.02 per share if there is a Senior P. Note Default, in each case subject to proportional adjustment for stock splits. Except as expressly stated in the Amendment, all other terms of the FK Note remain in full force and effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Viking Protection Systems, LLC

On October 1, 2026, Viking Protection Systems, LLC (“VPS”), a Nevada limited liability company and an indirect majority-owned subsidiary of the Company through Viking Energy Group, Inc., a wholly-owned subsidiary of the Company, entered into a short-term loan arrangement with two accredited investors, jointly (the “Holders”), who have previously provided financing to the Company’s affiliates, including Viking Ozone Technology, LLC. VPS executed and delivered a promissory note to the Holders in the principal amount of $300,000 (the “VPS Note”). The VPS Note does not bear a stated interest rate. VPS pays a fixed interest amount equal to 10% of the principal amount, or $30,000, on or before maturity, and the principal amount plus that interest amount are payable at maturity. The VPS Note matures on the earlier of (i) December 31, 2026 or (ii) the closing of any financing transaction involving VPS as borrower. VPS may prepay the VPS Note at any time. James A. Doris, the Company’s chief executive officer and president of VPS, gave an absolute, irrevocable and unconditional personal guaranty of payment, not of collection, of VPS’s obligations under the VPS Note, including interest and enforcement costs. The Guaranty is governed by Texas law. The VPS Note describes Viking Global Technologies, Inc. as VPS’s “indirect majority shareholder.”

The VPS Note includes events of default for (i) failure to pay principal when due, if not cured within five business days; (ii) failure to perform any other material covenant, after applicable notice or cure periods; (iii) material misrepresentations; and (iv) bankruptcy or receivership events. The VPS Note does not list failure to pay interest as an event of default. Upon an event of default, the Holders may elect to accelerate the VPS Note, and interest accrues at 10% per annum.

The Company is not a party to the VPS Note. The VPS Note does not include any conversion rights or warrants.

The descriptions of the VPS Note and Guaranty are qualified by reference to the full text of those documents, filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The VPS Note is a direct financial obligation of VPS, a consolidated subsidiary of the Company. The disclosure under Item 1.01 of this Current Report on Form 8-K regarding the VPS Note is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1, dated September 30, 2026, to Convertible Promissory Note dated April 7, 2025, between Viking Global Technologies, Inc. (formerly Camber Energy, Inc.) and FK Venture LLC.
10.2	Promissory Note, dated October 1, 2026, issued by Viking Protection Systems, LLC to the Investors named therein.
10.3	Guaranty, dated October 1, 2026, by James A. Doris in favor of the Investors named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING GLOBAL TECHNOLOGIES, INC.

Date: October 2, 2026	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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